                                                                    Exhibit 10.5


     AMENDMENT TO CHANGE OF CONTROL LETTER AGREEMENT

     This Amendment to Change of Control Letter Agreement, dated as of May 11, 2002 (this "Amendment"), by and between Polymer Group, Inc., a Delaware corporation (the "Company"), and Jerry Zucker ("Executive") amends that certain letter agreement, dated May 22, 1998, between the Company and Executive (the "Original Agreement"). Except as otherwise indicated herein, capitalized terms used herein are defined in the Original Agreement.

     NOW, THEREFORE, the parties hereto herby agree as follows:

1. AMENDMENT TO ORIGINAL AGREEMENT. The Original Agreement is hereby amended to add thereto Section 8.5 as follows:

     8.5 If it is determined that any payments hereunder, either separately or in conjunction with any other payments, benefits and entitlements received by Executive hereunder, would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and thereby be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then in such event, PGI shall be obligated to pay to Executive promptly following such determination and upon notice thereof a "gross-up" payment in an amount equal to the amount of such Excise Tax, plus all federal and state income or other taxes with respect to the payment of the amount of such Excise Tax, including all such taxes (including any additional Excise Tax) with respect to any such gross-up payment.

2. CONTINUING EFFECT OF ORIGINAL AGREEMENT. Except as expressly amended hereby, all of the provisions of the Original Agreement are ratified and confirmed and remain in full force and effect.

3. GOVERNING LAW. All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by, and construed in accordance with, the laws of the State of South Carolina, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of South Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of South Carolina.

4. COUNTERPARTS. This Amendment may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

Dated this 11th day of May, 2002.


POLYMER GROUP, INC.

By:___________________________                     _____________________________
Name: ________________________                     Jerry Zucker
Its: _________________________